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                                                                    EXHIBIT 11.1

                                UROLOGIX, INC.
          COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

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

                                      Three Months Ended                Six Months Ended,
                                          December 31,                     December 31,
                                 -------------------------------------------------------------
                                       1997          1996             1997            1996
Net loss                          ($2,140,307)   ($1,597,448)     ($4,155,967)     ($3,387,133)
                                 ============    ===========      ===========      ===========
Weighted average common
  shares outstanding               10,140,194      9,148,655        9,725,045        9,139,732
                                 ============    ===========      ===========      ===========
Basic and diluted net
  loss per common share                ($0.21)        ($0.17)          ($0.43)          ($0.37)
                                 ============    ===========      ===========      ===========
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